CONFIDENTIAL

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 2 TO
ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (this “Amendment No. 2”) is dated as of August 2, 2022 (the “Amendment No. 2 Effective Date”) and is made by and between Biogen MA Inc., a Massachusetts corporation (“Biogen”), and Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (“Kiniksa”). Kiniksa and Biogen are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Terms used in this Amendment No. 2 and not otherwise defined shall have the respective meanings set forth in the APA (as defined below).

WHEREAS, pursuant to the terms of the Asset Purchase Agreement, dated as of September 7, 2016 (the “APA Effective Date”), by and between Biogen and Kiniksa, as amended by that certain Amendment No. 1 to Asset Purchase Agreement, dated July 31, 2017, by and between Biogen and Kiniksa (such agreement, as so amended, the “APA”) Biogen agreed to sell to Kiniksa, and Kiniksa agreed to purchase from Biogen, certain assets of Biogen used in or relating to BIIB069 and BIIB22G11, all upon the terms and conditions set forth therein;

WHEREAS, simultaneously with the execution of this Amendment No. 2, Kiniksa Pharmaceuticals (UK), Ltd., a company incorporated under the laws of England and Wales (“Kiniksa UK”) is entering into an agreement with Genentech, Inc., a Delaware corporation (“Genentech”) and F. Hoffman-La Roche Ltd., a company under the laws of Switzerland (“Roche”; and together with Genentech, “Licensee” and such agreement the “Licensee Agreement”), pursuant to which Kiniksa UK will, effective as of the effective date of the Licensee Agreement (the “Licensee Agreement Effective Date”), grant to Licensee, among other things, a license or sublicense, as the case may be, under certain of the rights and licenses or sublicenses granted or otherwise transferred by Biogen to Kiniksa under the APA;

WHEREAS, simultaneously with the execution of this Amendment No. 2, Kiniksa and Kiniksa UK are executing an Asset Transfer Agreement pursuant to which, as permitted under Section 10.6 of the APA, Kiniksa has assigned to Kiniksa UK, and Kiniksa UK has assumed, in each case, all rights and obligations of Kiniksa under the APA, which includes this Amendment No. 2, effective as of the Licensee Agreement Effective Date;

WHEREAS, the Parties now wish to amend the APA and otherwise agree upon certain representations, warranties, and covenants in connection with the Licensee Agreement, in each case, to be effective solely as of the Licensee Agreement Effective Date (and which amendments and other representations, warranties, and covenants will not be effective prior to the Licensee Agreement Effective Date); and

WHEREAS, pursuant to Section 10.1 of the APA, no amendment, supplement or other modification to any provision of the APA shall be binding unless in writing and signed by both Parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Amendment to APA. Commencing on the Licensee Agreement Effective Date and thereafter for so long as the Licensee Agreement remains in effect, to the extent under the Licensee Agreement Kiniksa granted or provided to Licensee rights, licenses or other sublicenses with respect to Licensed Antibodies and Licensed Products (as each such term is defined in the Licensee Agreement) under the rights, licenses or sublicenses granted or otherwise transferred to Kiniksa from Biogen under the Biogen APA (“Sublicensed Rights”), the terms of the APA are hereby modified as set forth in Appendix A attached hereto solely with respect to the Sublicensed Rights. Notwithstanding any provision to the contrary set forth in this Amendment No. 2, upon termination or expiration of the Licensee Agreement in its entirety, the modifications to the terms of the APA set forth in this Section 1 and in Appendix A will terminate and all terms of the APA modified hereby with respect to such Sublicensed Rights will revert to the version of such terms in effect as of immediately prior to the Amendment No. 2 Effective Date.
2.Notice of Licensee Agreement Effective Date.  Kiniksa shall promptly notify Biogen in writing of the occurrence of the Licensee Agreement Effective Date.
3.Miscellaneous. The Parties hereby confirm and agree that, except as amended hereby, the APA remains in full force and effect and continues to be a binding obligation of the Parties. This Amendment No. 2 may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  For purposes hereof, an e-Signature or email with attached pdf copy of this Amendment No. 2, including the signature pages hereto, will be deemed to be an original.  The Parties agree that execution of this Amendment No. 2 by e-Signatures (as defined below) shall have the same legal force and effect as the exchange of original signatures. For the purposes of this Amendment No. 2, “e-Signature” shall mean a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with the electronic document, (a) that is unique to the person executing the signature; (b) the technology or process used to make the signature is under the sole control of the person making the signature; (c) the technology or process can be used to identify the person using the technology or process; and (d) the electronic signature can be linked with an electronic document in such a way that it can be used to determine whether the electronic document has been changed since the electronic signature was incorporated in, attached to or associated with the electronic document.

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CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 2 by their duly authorized representatives as of the Amendment No. 2 Effective Date.

Kiniksa Pharmaceuticals, Ltd.

By:/s/ Mark Ragosa

Name:Mark Ragosa

Title:Senior Vice President & CFO

BIOGEN MA INC.

By:/s/ Michael Shih

Name:Michael Shih

Title: Head of Business Development

APPENDIX A

Capitalized terms not otherwise defined in this Appendix shall have the meaning given such terms in Amendment No. 2 to which this Appendix is attached and for purposes of interpreting this Appendix A as part of the APA, terms so defined in this Appendix A and Amendment No. 2 shall apply to the APA mutatis mutandis):

1.	Net Sales Calculations.

The term “Net Sales” as used in the Biogen APA shall be deleted in its entirety and replaced with the following:

“Net Sales” means, for a Product in a particular period, (a) the amount calculated by subtracting from the Sales (as defined below) of such Product for such period: (i) a lump sum deduction of [***] of Sales in lieu of those deductions that are not accounted for on a Product-by-Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts accrued during such period based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS (as defined below) in the calculation of Sales of such Product for such period; (iii) credit card processing fees accrued during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Product for such period; and (iv) government mandated fees and taxes and other government charges accrued during such period not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body; and (b) any Compulsory Sublicensee Compensation received by the GNE Group in such period. To the extent any of the deduction classes specified in clause (a) above are costs applicable to more than one GNE product, GNE shall allocate such costs among such products in a manner consistent with internal cost accounting practices.  For clarity, no deductions taken in calculating Sales as specified below may be taken a second time in calculating Net Sales.

And for the purpose of calculating such Net Sales, “Sales” means for a Product in a particular period, the sum of (i) and (ii):

(i)the amount stated in the Roche Holding AG “Sales” line of its externally published audited consolidated financial statements with respect to such Product for such period (excluding sales to any sublicensees of Licensee that are not Affiliates (as defined in the Licensee Agreement) of Licensee. This amount reflects the gross invoice price at which such Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Licensee and its Affiliates to such third parties (excluding sales to any sublicensees that are not Affiliates of Licensee) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used IFRS.

By way of example, the gross-to-net deductions taken in accordance with IFRS as of the Effective Date include items such as the following: [***].

For purposes of clarity, sales by Licensee and its Affiliates to any sublicensee shall be excluded from “Sales.”

(ii)for sublicensees of Licensee that are not Licensee’s Affiliates (and excluding Compulsory Sublicensees (as defined below)), the sales amounts reported to Licensee and its Affiliates in accordance with the sublicensee contractual terms and their then-currently used accounting standards. Notwithstanding anything to the contrary in the foregoing, Compulsory Sublicense Compensation shall be excluded from the “sales” amount.

Net Sales for Combination Products. Notwithstanding the foregoing, in the event a Product is sold as a Combination Product in any country in the Territory in any Calendar Quarter, the Net Sales on which royalties with respect to such Combination Product are payable shall be calculated by [***].

2.	Additional Royalties for Net Sales of Product under the Licensee Agreement.

Kiniksa shall pay an additional [***] in addition to the royalty rate specified for each of the royalty tiers set forth in Section 5.3.1 of the Biogen APA. For clarity, Net Sales shall be calculated as set forth in this Appendix A and the calculation of royalties and respective royalty tiers under Section 5.3 of the Biogen APA shall be based upon the aggregate Calendar Year Net Sales by Licensee (and its Affiliates and sublicensees) under the Licensee Agreement of a given Product in the Territory during the applicable Royalty Term in the applicable country.

3.	Adjustments to Royalties for Competing Drugs. For purposes of this Appendix A, Section 5.3.2(c) of the Biogen APA, shall be deleted in its entirety and replaced with the following:

Upon the first entry in a given country of a Competing Drug, the royalties in such country for such Product shall be reduced as follows: (a) If in any Calendar Quarter at any time after entry of a Competing Drug there has been a decline of the Sales of the applicable Product in such country greater than [***] of the level of the Sales of such Product achieved in [***] immediately prior to such entry, then the royalty payments due to Biogen for such Product in such country shall be reduced by [***]; and (b) if in any Calendar Quarter at any time after entry of a Competing Drug there has been a decline of the sales of the applicable Product in such country greater than [***] of the level of the sales of such Product achieved in [***] immediately prior to such entry, then the royalty payments due to Biogen for such Product in such country shall be reduced by [***].  For purposes of this Section 5.3.2(c), (x) a “Competing Drug” means, with respect to a Product, a therapeutic product that is not produced, licensed or owned by Licensee, its Affiliates or sublicensees and that (i) [***], (ii) [***] and (iii) [***]; and (y) “Bioequivalent” or “Bioequivalence” means, a biological product that (i) is highly similar to the Product notwithstanding minor differences in clinically inactive components; and (ii) has no clinically meaningful differences between the biological product and the Product in terms of the safety, purity, and potency.

4.Sales Milestones Accounting Period Calculations. The calculations for whether Net Sales for a given Product has achieved the respective sales threshold milestone event tiers as set forth in Section 5.2.3 of the Biogen APA will be calculated [***].

5.Indication. The term “Indication” as used in the Biogen APA shall be deleted in its entirety and replaced with the following:

“Indication” means any human indication, disease or condition in the Field that can be treated, prevented, cured or the progression of which can be delayed, excluding an expansion of label claim for an already approved indication. Examples of label expansion include [***].

6.Product. The term “Product” as used in the Biogen APA shall be deleted in its entirety and replaced with the following:

“Product” means any product, including any Combination Product, that (a) contains or incorporates any Acquired Antibody or (b) the manufacture, use or sale of which is Covered by a Valid Claim. [***].

7.Combination Product. The term “Combination Product” as used in the Biogen APA shall be deleted in its entirety and replaced with the following:

“Combination Product” means a Product that includes (a) a single pharmaceutical formulation containing as its active ingredients both an Acquired Antibody and one or more other therapeutically or prophylactically active ingredients; (b) a combination therapy comprised of an Acquired Antibody and one or more other therapeutically or prophylactically active products, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price; or (c) a combination therapy comprised of an Acquired Antibody and a Companion Diagnostic, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price; in each case (a) through (c), including all dosage forms, formulations, presentations, line extensions, and package configurations. Each of the therapeutically or prophylactically active ingredients or products, other than the Acquired Antibody, referred to in the foregoing clause (a) or (b) is an “Other Component.”

8.Valid Claim. The term “Valid Claim” as used in the Biogen APA shall be deleted in its entirety and replaced with the following:

“Valid Claim” means (a) an issued and unexpired claim within the Acquired Patent Rights, the Kiniksa Patent Rights, the Background Licensed Patent Rights or the Background Sublicensed Intellectual Property that has not been disclaimed, revoked or held invalid by a final non-appealable decision of a court of competent jurisdiction or government agency or (b) a claim of a pending patent application within the Acquired Patent Rights, the Kiniksa Patent Rights, the Background Licensed Patent Rights or the Background Sublicensed Intellectual Property that, in the case of any such patent application, was filed in good faith, has not been pending for more than [***], and has not been abandoned or finally disallowed.

9.Additional Supporting Definitions. For the purposes of this Appendix A and application of such terms in the Biogen APA the following terms, whether used in the singular or plural, shall have the following meanings:

“Companion Diagnostic” means any product that is used for predicting or monitoring the response of a human being to treatment with a Product (e.g., device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

“Compulsory Sublicense” means, for a given country or region, a license or sublicense of patent rights licensed (or sublicensed) by Kiniksa to Licensee granted to a third party (a “Compulsory Sublicensee”) through the order, decree or grant of a governmental authority having competent jurisdiction in such country or region, authorizing such third party to manufacture, use, sell, offer for sale, import or export a Product in such country or region.

“Compulsory Sublicense Compensation” means for a given country or region in the Territory, the compensation paid to GNE by a Compulsory Sublicensee for its Compulsory Sublicense.

“IFRS” means International Financial Reporting Standards.

“regulatory exclusivity”, whether or not capitalized, shall mean, with respect to any Product in any country or jurisdiction in the Territory, the period of time during which (a) a Party or its Affiliate or sublicensee has been granted any exclusive marketing rights, other than a Patent Right, by any governmental authority under applicable law that prevents Third Parties from selling such Product in such country or jurisdiction, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the FD&C Act, in the European Union under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory; or (b) the data and information submitted by a Party or its Affiliate or sublicensee to the relevant Regulatory Authority in such country or jurisdiction for purposes of obtaining Marketing Authorization of such Product may not be disclosed, referenced, or relied upon in any way by any Third Party or such Regulatory Authority to support the marketing authorization of any product by any Third Party in such country or jurisdiction, or if such data and information is disclosed, referenced, or relied upon to support a marketing authorization for such product granted to any Third Party in such country or jurisdiction, then such product may not be placed on the market for any indication.